Exhibit 99.1

Cadre Holdings Reports First Quarter 2024 Financial Results

Achieves Record Quarterly Net Sales of $137.9 Million and Gross Profit of $57.6 Million

Reaffirms 2024 Full-Year Guidance

JACKSONVILLE, Fla., May 7, 2024 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “the Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three months ended March 31, 2024.

●	Net sales of $137.9 million for the first quarter
●	Gross profit margin of 41.8% for the first quarter
●	Net income of $6.9 million, or $0.18 per diluted share, for the first quarter
●	Adjusted EBITDA of $24.5 million for the first quarter
●	Adjusted EBITDA margin of 17.8% for the first quarter
●	Declared quarterly cash dividend of $0.0875 per share in April 2024.

“Building on a year of record net sales and Adjusted EBITDA, we continued to successfully increase net sales and gross margin sequentially and year over year,” said Warren Kanders, CEO and Chairman. “The effectiveness of our operating model and resilience of our businesses was evident, highlighted by Q1 net sales growth of 23% and Adjusted EBITDA margin improvement of 120 basis points versus last year. Based on strong and recurring demand for our mission-critical safety equipment, underpinned by positive industry fundamentals, we have reaffirmed our full-year guidance and look forward to continuing to deliver on our strategic objectives.”

“During the first quarter, we completed the acquisitions of ICOR Technology and Alpha Safety, two leading high-margin safety businesses, representing important progress expanding and diversifying our platform. We believe there are additional attractive opportunities in our M&A funnel to accelerate growth. We will continue to focus on our current verticals, which includes the law enforcement, military and nuclear markets in the near future and believe there are ample targets to drive continued growth in the business. Patience and discipline have always been hallmarks of our approach, and we remain committed to evaluating M&A consistent with our highly selective key criteria focused on companies with strong margins, leading and defensible market positions, along with recurring revenues and cash flows.”

First Quarter 2024 Operating Results

For the quarter ended March 31, 2024, Cadre generated net sales of $137.9 million, as compared to $111.7 million for the quarter ended March 31, 2023. This increase was primarily a result of recent acquisitions, higher demand for armor products and EOD products and increased agency demand for hard goods through our Distribution segment.

For the quarter ended March 31, 2024, Cadre generated gross profit of $57.6 million, as compared to $46.6 million for the quarter ended March 31, 2023.

Gross profit margin was 41.8% for the quarter ended March 31, 2024, as compared to 41.7% for the quarter ended March 31, 2023, mainly driven by favorable pricing and mix, offset by amortization of inventory step up adjustments related to acquisition and inflation.

Net income was $6.9 million for the quarter ended March 31, 2024, as compared to net income of $7.0 million for the quarter ended March 31, 2023. The decrease resulted primarily from an increase in selling, general and administrative expenses due to acquisitions and transaction expenses, partially offset by an increase in gross profit and recent acquisitions.

Cadre generated $24.5 million of Adjusted EBITDA for the quarter ended March 31, 2024, as compared to $18.6 million for the quarter ended March 31, 2023. Adjusted EBITDA margin was 17.8% for the quarter ended March 31, 2024, as compared to 16.6% for the prior year period.

Product segment gross profit margin was 43.0% for the first quarter, compared to 43.6% for the prior year period.

Distribution segment gross profit margin was 23.5% for the first quarter, compared to 24.2% for the prior year period.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents decreased by $0.6 million from $87.7 million as of December 31, 2023 to $87.1 million as of March 31, 2024.
●	Total debt increased by $75.7 million from $140.1 million as of December 31, 2023 to $215.8 million as of March 31, 2024.
●	Net debt (total debt net of cash and cash equivalents) increased by $76.3 million from $52.4 million as of December 31, 2023 to $128.8 million as of March 31, 2024.
●	Capital expenditures totaled $1.3 million for the three months ended March 31, 2024, compared with $0.8 million for the three months ended March 31, 2023.

Dividend

On April 23, 2024, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.0875 per share, or $0.35 per share on an annualized basis. Cadre's dividend payment will be made on May 17, 2024 to shareholders of record as of the close of business on the record date of May 3, 2024. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

Acquisition of ICOR Technology

On January 9, 2024, Cadre completed its acquisition of ICOR Technology, a leading manufacturer and distributor of EOD and tactical robots and specialized protective security equipment for EOD and military organizations worldwide.

Acquisition of Alpha Safety

On March 1, 2024, Cadre completed its accretive acquisition of Alpha Safety, a leading nuclear safety solutions company.

2024 Outlook

For the full year 2024, Cadre expects to generate net sales in the range of $553 million to $572 million and Adjusted EBITDA in the range of $104 million and $108 million. We expect capital expenditures to be in the range of $8 million to $10 million.

Conference Call

Management will host a conference call on Tuesday, May 7, 2024, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-596-4144 and the dial-in number for international callers is 646-968-2525. The access code for all callers is 3272793. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through May 21, 2024. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 3272793.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$87,052	$87,691
Accounts receivable, net of allowance for doubtful accounts of $1,087 and $635, respectively	68,107	58,360
Inventories	95,759	80,976
Prepaid expenses	12,365	11,930
Other current assets	6,045	6,886
Total current assets	269,328	245,843
Property and equipment, net of accumulated depreciation and amortization of $49,904 and $50,968, respectively	46,709	44,647
Operating lease assets	9,987	6,554
Deferred tax assets, net	3,969	4,004
Intangible assets, net	115,011	43,472
Goodwill	148,912	81,667
Other assets	5,526	4,992
Total assets	$599,442	$431,179

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$30,282	$28,418
Accrued liabilities	47,467	44,524
Income tax payable	2,573	9,944
Current portion of long-term debt	15,234	12,320
Total current liabilities	95,556	95,206
Long-term debt	200,601	127,812
Long-term operating lease liabilities	5,822	3,186
Deferred tax liabilities	21,554	4,843
Other liabilities	5,208	2,970
Total liabilities	328,741	234,017

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 40,060,444 and 37,587,436 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	4	4
Additional paid-in capital	282,176	212,630
Accumulated other comprehensive income	988	634
Accumulated deficit	(12,467)	(16,106)
Total shareholders’ equity	270,701	197,162
Total liabilities, mezzanine equity and shareholders' equity	$599,442	$431,179

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Net sales	$137,860	$111,748
Cost of goods sold	80,232	65,130
Gross profit	57,628	46,618
Operating expenses
Selling, general and administrative	40,719	35,250
Restructuring and transaction costs	3,087	—
Related party expense	1,843	148
Total operating expenses	45,649	35,398
Operating income	11,979	11,220
Other expense
Interest expense	(1,637)	(1,641)
Other (expense) income, net	(1,444)	364
Total other expense, net	(3,081)	(1,277)
Income before provision for income taxes	8,898	9,943
Provision for income taxes	(1,970)	(2,941)
Net income	$6,928	$7,002

Net income per share:
Basic	$0.18	$0.19
Diluted	$0.18	$0.19
Weighted average shares outstanding:
Basic	37,946,576	37,373,529
Diluted	38,554,185	37,629,498

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$6,928	$7,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,942	4,261
Amortization of original issue discount and debt issue costs	149	64
Amortization of inventory step-up	769	—
Deferred income taxes	1,546	183
Stock-based compensation	2,067	2,747
Remeasurement of contingent consideration	451	—
Provision for losses on accounts receivable	480	40
Foreign exchange loss (gain)	934	(213)
Other loss (gain)	52	(103)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	2,696	9,075
Inventories	1,818	(5,830)
Prepaid expenses and other assets	2,028	(556)
Accounts payable and other liabilities	(21,723)	(3,948)
Net cash provided by operating activities	2,137	12,722
Cash Flows From Investing Activities:
Purchase of property and equipment	(1,343)	(781)
Proceeds from disposition of property and equipment	—	201
Business acquisitions, net of cash acquired	(141,293)	—
Net cash used in investing activities	(142,636)	(580)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	5,500	—
Principal payments on revolving credit facilities	(5,500)	—
Proceeds from term loans	80,000	—
Principal payments on term loans	(2,500)	(2,500)
Principal payments on insurance premium financing	(1,083)	(1,092)
Payments for debt issuance costs	(844)	—
Taxes paid in connection with employee stock transactions	(5,311)	(2,725)
Proceeds from secondary offering, net of underwriter discounts	73,535	—
Deferred offering costs	(722)	—
Dividends distributed	(3,289)	(2,986)
Net cash provided by (used in) financing activities	139,786	(9,303)
Effect of foreign exchange rates on cash and cash equivalents	74	169
Change in cash and cash equivalents	(639)	3,008
Cash and cash equivalents, beginning of period	87,691	45,286
Cash and cash equivalents, end of period	$87,052	$48,294
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$9,369	$3,141
Cash paid for interest	$2,498	$2,359
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$210	$238

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2024
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$118,785	$28,191	$(9,116)	$137,860
Cost of goods sold	67,764	21,557	(9,089)	80,232
Gross profit	$51,021	$6,634	$(27)	$57,628

	Three Months Ended March 31, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$93,194	$24,660	$(6,106)	$111,748
Cost of goods sold	52,608	18,697	(6,175)	65,130
Gross profit	$40,586	$5,963	$69	$46,618

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Last Twelve
	December 31,	March 31,		Months
	2023	2024	2023	March 31, 2024
Net income	$38,641	$6,928	$7,002	$38,567
Add back:
Depreciation and amortization	15,737	3,942	4,261	15,418
Interest expense	4,531	1,637	1,641	4,527
Provision for income taxes	14,283	1,970	2,941	13,312
EBITDA	$73,192	$14,477	$15,845	$71,824
Add back:
Restructuring and transaction costs(1)	3,192	4,837	—	8,029
Other general income(2)	(92)	—	—	(92)
Other (income) expense, net(3)	(936)	1,444	(364)	872
Stock-based compensation expense(4)	9,368	2,067	2,747	8,688
Stock-based compensation payroll tax expense(5)	234	393	220	407
LTIP bonus(6)	860	50	144	766
Amortization of inventory step-up(7)	—	769	—	769
Contingent consideration expense(8)	—	451	—	451
Adjusted EBITDA	$85,818	$24,488	$18,592	$91,714
Adjusted EBITDA margin(9)	16.5%	17.8%	16.6%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations and comprehensive income, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million transaction fee payable to Kanders & Company, Inc. for services related to the acquisition of ICOR that was accrued for during the year ended December 31, 2023 and a $1.8 million transaction fee paid to Kanders & Company, Inc. for services related to the acquisition of Alpha Safety for the three months ended March 31, 2024, which are included in related party expense in the Company’s consolidated statements of operations. Kanders & Company, Inc. is a company controlled by Warren B. Kanders, our Chairman of the Board and Chief Executive Officer.
(2)	Reflects gains from long-lived asset sales.
(3)	Reflects the “Other income (expense), net” line item on our consolidated statements of operations and primarily includes gains and losses due to fluctuations in foreign currency exchange rates.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
(8)	Reflects contingent consideration expense related to the acquisition of ICOR.
(9)	Reflects Adjusted EBITDA / Net sales for the relevant periods.